                       REGISTRATION STATEMENT ON FORM S-8

     As filed with the Securities and Exchange Commission on ________, 2000
                           Registration No. 333-_____
     ----------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                  ---------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                  ---------------------------------------------


                                DENMANS.COM, INC.
               (Exact name of issuer as specified in its charter)

                               Colorado 91-2015608
             ---------------------------------- -------------------
                  (State or other jurisdiction (I.R.S. Employer
            of incorporation or organization) Identification Number)

                         #1620-1140 West Pender Street,
           Vancouver, British Columbia, Canada V6E 4G1 (604) 684-7804
     ----------------------------------------------------------------------
   (Address and telephone number, of Registrant's principal executive offices)

                                DENMANS.COM, INC.
                      2000 NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)


                                  Douglas Bolen
                                Denmans.com, Inc.
                          1620-1140 West Pender Street
                   Vancouver, British Columbia, Canada V6E 4G1
                                 (604) 684-7804
            (Name, address and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED         COMMON SHARES $.001 PAR VALUE

AMOUNT TO BE REGISTERED                      1,250,000

PROPOSED MAXIMUM OFFERING PRICE PER SHARE*   ($0.75)

PROPOSED MAXIMUM AGGREGATE OFFERING PRICE    $937,500

REGISTRATION FEE                             $247.50 par value

*Because there is currently no market for these securities and because the book value of these securities as at November 30, 1999 is negative, for the purposes of calculating the registration fee, the exercise price of the options granted to date was used which price was determined by the Board of Directors in accordance with the Plan.

                                     PART II
                                     -------

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE
          ---------------------------------------

     Denmans.com, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents:

     (a) The Company's Registration Statement on Form 10-SB, as amended, as declared effective by the Securities and Exchange Commission on October 31, 1999, including the description of the Company's Common Stock under the caption "Description of Securities";

     (b) The Company's Form 10-QSB as filed January 14, 2000, for the fiscal quarter ended November 30, 1999.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, which documents shall be deemed incorporated by reference in this Registration Statement as a part hereof from the date of filing such documents until a post-effective amendment to this Registration Statement is filed which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold.

Item 4.   DESCRIPTION OF SECURITIES
          -------------------------

     Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
          --------------------------------------

     Not Applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

     The Company's Articles of Incorporation and Bylaws generally require the Company to indemnify, to the maximum extent permitted by Colorado law, any person who is or was a director, officer, agent, fiduciary or employee of the Company against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the Company.

     Section 7-108-402 (1) of the Colorado Business Corporation Act provides as follows:

     If so provided in the Articles of Incorporation, the corporation shall eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of the director's duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve the intentional misconduct or a knowing violation of law, acts specified in section 7-108-403 [regarding unlawful corporate distributions], or any transaction from which the director directly or indirectly derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director to the corporation or its shareholders for monetary damages for any act or omission occurring before the date when such provision becomes effective.

     ARTICLE SEVEN (c) of the Company's Articles of Incorporation provide as follows:

     No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for any breach, act, omission or transaction as to which the Colorado Business Corporation Act (as in effect from time to time) prohibits expressly the elimination or limitation of liability. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

     The above discussions of the Company's Articles of Incorporation, Bylaws and the Colorado Business Corporation Act is only a summary and is qualified in its entirety by the full text of each of the foregoing.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

     Not Applicable.

Item 8.   EXHIBITS
          --------

     5.1* Opinion of Law Office of Reed & Reed, P.C., Attorneys at Law as to the legality of the Company's Common Stock being registered.

     23.1* Consent of Ernst & Young LLP

     23.2* Consent of Law Office of Reed & Reed, P.C. (contained in
     Exhibit 5.1)

     99.1* Denmans.com, Inc. 2000 Non-Qualified Stock Option Plan
-----------------
     *    Filed herewith.

Item 9. UNDERTAKINGS
        ------------

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act each post-effective amendment shall be treated as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be treated as the initial bona fide offering thereof.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, Denmans.com, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia on March 23, 2000.

                                                 DENMANS.COM, INC.


                                              By: /s/ Kurt S. Dohlen
                                    -------------------------------------------
                                    Kurt S. Dohlen, Principal Executive Officer


                                               By: /s/ Sheryl Scobie
                                      ---------------------------------------
                                       Sheryl Scobie, Principal Financial &
                                                Accounting Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: March 23, 2000               By:  /s/ Kurt S. Dohlen
      --------------                    -----------------------------
                                        Kurt S. Dohlen, Director

Date: March 23, 2000               By:  /s/ Douglas N. Bolen
      --------------                    ------------------------------
                                        Douglas N. Bolen, Director

Date: March 23, 2000               By:  /s/ Terry G. Bowering
      --------------                    ------------------------------
                                        Terry G. Bowering, Director

Date: March 23, 2000               By:  /s/ Drew C. Parker
      --------------                    ------------------------------
                                        Drew C. Parker, Director